Exhibit 10.11

Sales contract for Caviar

“Party A (Seller): Fujian Longhuang Biotech Co., Limited ”

“Party B (Buyer): Fujian Aoxuanlaisi Biotechnology Co., Ltd.”

According to the provisions of the “Contract Law of the People’s Republic of China,” the “Food Safety Law of the People’s Republic of China,” and relevant laws and regulations, and considering that Party B possesses the qualification (recorded registration number: 04494516) for the overseas export trade of specialty products produced by Party A, namely caviar, Party B serves as Party A’s exclusive long-term partner for overseas trade. Party B will be assisting Party A in activities such as overseas investment promotion and market development for an extended period. After thorough negotiations between Party A and Party B, they are reaching this long-term cooperation agreement.

Article 1: Introduction to Party A

Party A Company was established in the year 20n. Its Zhouning Reservoir is a naturally formed reservoir surrounded by mountains, characterized by high altitude, constant temperature, excellent water quality, absence of pollution, and a highly stable and favorable overall environment and climate conditions. In 2012, the Fujian Academy of Agricultural Sciences designated this reservoir as a research base for the breeding of the Chinese sturgeon, a nationally protected first-class animal. Party A Company has capitalized on the advantageous water quality and advanced scientific breeding techniques provided by the academy to breed various sturgeon species and produce and sell high-quality sturgeon roe sauce.

Article 2: Introduction to Party B

In order to better tap into the overseas trade market, Party B, with Party A Company as its background, established an export trading company in the year 2020. In the same year, Party B obtained the qualification for exporting caviar (recorded registration number: 04494516). As the exclusive overseas agent for Party A, Party B engages in activities such as overseas investment promotion and market development, including but not limited to direct sales overseas, identification and authorization of overseas distribution agents, establishment of direct sales contracts and distribution agency contracts, product import and export, and payment settlement for goods.

Article 3: Supply Quantity

Party A will give priority to supplying caviar to Party B. The minimum supply quantities for the first, second, and third years shall be 5 tons, 10 tons, and 18 tons, respectively. Starting from the fourth year until the termination of this agreement, the annual supply quantity shall increase by no less than 18% compared to the previous year.

Article 4: Quality Requirements

(1) Product Quality: The caviar should have granules ranging from 2.9 to 3.5mm, with no stickiness or breakage and no abnormal odor. It should meet the requirements stated in the “Food Safety Law of the People’s Republic of China” and industry quality standards.

(2) Shelf Life: The product can maintain its quality for a period of 12 months when stored unopened and at a temperature of -20 degrees Celsius.

(3) Packaging Requirements: Party A shall appropriately package the product according to its characteristics, including the use of foam boxes and ice packs, to ensure the quality and freshness of the product during transportation.

Article 5: Pricing

Due to the scarcity of caviar, market prices may fluctuate. The unit price will be determined based on market conditions at the time of each supply, but Party A ensures that the average price for each year will not exceed the price range of the previous year.

Article 6: Delivery Location, Method, Acceptance, and Payment Settlement

(1) Delivery Method: Party A will notify Party B to arrange self-pickup based on the order requirements. After on-site acceptance by Party B, Party B will be responsible for loading, unloading, and transportation.

(2) Payment Settlement: The payment for the goods will be settled through bank transfer or cash payment.

(3) Other Agreements: In the event of unforeseen circumstances such as adverse weather conditions affecting the delivery, both parties will negotiate and may agree to adjust the delivery date accordingly, either advancing or postponing it.

Article 7: Rights and Obligations of Both Parties

(1) Party A has the right to be informed and supervise Party B’s operations within the distribution area.

(2) Party A is obliged to provide Party B with the necessary inspection reports, production permits, and relevant documents for the products.

(3) Party B, under the premise of complying with this agreement, has the independent operation right within the foreign trade zone.

(4) Party B is obliged to provide Party A with materials related to their foreign trade qualifications.

(5) Party A must fulfill the supply quantity as stipulated in Article 3, ensuring a long-term and stable supply of the product to Party B. In the event of inability to meet the supply quantity, Party A shall make up for the shortfall in the following year, and Party B shall adjust the price down by 30% as compensation. If Party B fails to fulfill the purchasing volume, Party B shall make up for the shortfall in the following year and Party A shall adjust the price up by 30% as compensation.

(6) Party A must ensure that the supplied caviar meets the quality requirements as specified in Article 4 over the long term. If the product quality fails to meet the standards based on testing conducted by a third-party inspection agency, Party A shall provide a refund or replacement to Party B and bear the direct economic losses incurred by Party B.

Article 8: Contract Amendment and Termination

Neither Party A nor Party B shall arbitrarily change or terminate the contract. If either party requests a change or termination, they should promptly notify the other party and reach an agreement in writing. Until an agreement is reached, the original contract remains valid. When one party receives a proposal from the other party for a contract change or termination, they should provide a response within 10 days from the date of receiving the notice. Failure to respond within the specified period shall be deemed as acceptance.

Article 9: Dispute Resolution

Any disputes arising from the performance of this contract shall be resolved through consultation between the parties. If necessary, mediation by relevant local authorities can be sought. If consultation or mediation fails, either party may bring the dispute to the People’s Court in accordance with the law. Any other matters not covered in this contract shall be resolved through friendly negotiation between the parties.

Article 10: Validity and Effectiveness

This agreement is valid from December 15, 2020, to December 15, 2035. This agreement shall come into effect after being signed and sealed by both Party A and Party B.

Party A: Fujian Longhuang Biotech Co., Limited

/s/ Fujian Longhuang Biotech Co., Limited

Party B: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

/s/ Fujian Aoxuanlaisi Biotechnology Co., Ltd.

10th February 2020

Power of Attorney

Client: Fujian Longhuang Biotech Co., Limited

Trustee: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Matter: Exclusive overseas direct sales and distribution of caviar.

Authorization scope: The trustee is exclusively granted the right to trade the caviar produced by Party A in overseas markets. This includes the authority to engage in business activities such as overseas investment promotion and market development, including but not limited to overseas direct sales, independent confirmation and authorization of overseas distribution agents, establishment of direct sales contracts and distribution agency contracts, product import and export, and payment of goods.

Validity Period: From 15th December 2020 to 15th December 2035.

Client: Fujian Longhuang Biotech Co., Limited

/s/ Fujian Longhuang Biotech Co., Limited

Trustee: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

/s/ Fujian Aoxuanlaisi Biotechnology Co., Ltd.

10th December 2020

Power of Attorney

Client: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Trustee: Top Wealth Group (International) Limited

Matter: Exclusive direct sales and distribution of caviar in Hong Kong and Macau.

Authorization scope: The trustee is exclusively granted the right to trade the caviar produced by Party A in Hong Kong and Macau. This includes the authority to engage in business activities such as investment promotion and market development in Hong Kong and Macau, including but not limited to direct sales, independent confirmation and authorization of distribution agents in Hong Kong and Macau, the establishment of direct sales contracts and distribution agency contracts, product import and export, and payment of goods.

The effective period of this authorization is from 30th April, 2022 to 30th April 2032.

Client: Fujian Aoxuanlaisi Biotechnology Co., Ltd.

/s/ Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Trustee: Fuyuan Group (International) Limited.

/s/ Top Wealth Group (International) Limited

30th April 2022

Sales contract for Caviar

Party A (Seller): Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Party B (Buyer): Top Wealth Group (International) Limited

According to the provisions of the “Contract Law of the People’s Republic of China,” the “Food Safety Law of the People’s Republic of China,” and relevant laws and regulations, and considering that Party B possesses the qualification (recorded registration number: 04494516) for the overseas export trade of specialty products produced by Party A, namely caviar, Party B serves as Party A’s exclusive long-term partner for overseas trade. Party B will be assisting Party A in activities such as overseas investment promotion and market development for an extended period. After thorough negotiations between Party A and Party B, they are reaching this long-term cooperation agreement.

Article 1: Introduction of Party A Company

Party A Company is an import-export trading company specializing in caviar. It possesses the qualification for caviar import-export trade (Registration Number: 04494516). It engages in overseas investment promotion and market development of caviar, including but not limited to overseas direct sales, independent confirmation and authorization of overseas distribution agents, establishment of direct sales contracts and distribution agency contracts, product import and export, and payment of goods.

Article 2: Introduction of Party B Company

Party B, authorized by Party A, acts as the exclusive agent for caviar in the overseas market within the regions of Hong Kong and Macau. Party B has the autonomy in overseas trade, including but not limited to overseas direct sales, independent confirmation and authorization of overseas distribution agents, establishment of direct sales contracts and distribution agency contracts, product import and export, and payment of goods in the overseas market.

Article 3: Supply Quantity

Party A shall give priority to supplying caviar to Party B. The minimum supply quantities for the first year shall not be less than 1 ton, the second year not less than 3 tons, and the third year not less than 5 tons. Starting from the fourth year until the termination of this agreement, the annual supply quantity shall increase by no less than 18% compared to the previous year.

Article 4: Quality Requirements

(1) Product Quality: The caviar should have particle sizes ranging from 2.9 to 3.5 mm, without stickiness or breakage, and should be free from any abnormal odors. The product must comply with the “Food Safety Law of the People’s Republic of China” and relevant industry quality standards.

(2) Shelf Life: The product shall have a shelf life of 12 months when unopened and stored at a temperature of -20 degrees Celsius.

(3) Packaging Requirements: Party A shall appropriately package the products based on their characteristics, including the use of foam boxes and ice bags, to ensure the quality and freshness of the products during transportation.

Article 5: Pricing

Due to the scarcity of caviar in the market and its price fluctuations, the unit price will be determined based on the prevailing market prices at the time of each supply. However, Party A guarantees that the average price fluctuations from year to year will not exceed 10% compared to the previous year.

Article 6: Delivery Location, Method, Acceptance, and Payment Settlement

(1) Delivery Method: Party A shall be responsible for delivering the goods to the location specified by Party B according to the order requirements. Party B shall conduct on-site acceptance and store the goods.

(2) Payment Settlement: The full payment for the goods shall be settled through telegraphic transfer or cash. Party A shall designate the receiving account for payment.

As follows:

Account Name: Silver Fame International (HK) Limited

Account Number: 475048070

Bank: DBS Bank (Hong Kong) Limited

Bank Code: 016

SWIFT Code: DHBKHKHHXXX

(3) Other Agreements: In the event that the delivery of goods is affected by uncontrollable factors such as weather or force majeure, the delivery date may be appropriately advanced or postponed through mutual consultation between the two parties.

Article 7: Rights and Obligations of Both Parties

(1) Party A has the right to be informed and supervise Party B’s operations within the distribution area.

(2) Party A has the obligation to provide Party B with relevant documents such as inspection reports, production approvals, and business licenses required for the production of the product.

(3) Party B, under the premise of complying with this agreement, has the autonomy to operate in the foreign trade region.

(4) Party B has the obligation to provide Party A with relevant materials regarding its foreign trade qualifications.

(5) Party A must supply Party B with the agreed-upon quantities as stipulated in Article 3, ensuring a long-term stable and sufficient supply of the product. In case Party A fails to meet the supply quantity, the shortfall shall be compensated the following year with a 30% price reduction. If Party B fails to meet the purchasing volume, the price for the shortfall in the subsequent year shall be increased by 30%.

(6) Party A must ensure that the supplied caviar complies with the quality requirements as stated in Article 4 over the long term. If the product fails to meet the quality standards upon inspection by a third-party testing agency, Party A shall provide Party B with a refund or replacement without charge and bear the direct economic losses incurred by Party B.

Article 8: Security Deposit Clause

Party B shall pay a security deposit of HKD 4.5 million (in words: Four million five hundred thousand Hong Kong dollars) to the designated account of Party A as a cooperative security deposit before September 30, 2022.

Article 9: Contract Modification and Termination

Neither Party A nor Party B shall arbitrarily modify or terminate the contract. If either party requests a modification or termination of the contract, they should promptly notify the other party and reach an agreement in writing. Until an agreement is reached, the original contract shall remain in effect. Upon receiving a proposal from the other party for contract modification or termination, the party in question shall provide a response within 10 days from the date of notification. Failure to respond within the specified period shall be deemed as acceptance.

Article 10: Dispute Resolution

Any disputes arising during the performance of this contract shall be resolved through negotiation between the parties. If negotiation or mediation by relevant local authorities fails, the dispute shall be brought before the competent court in China in accordance with jurisdictional laws. Any other matters not covered in this contract shall be resolved through friendly negotiation between the two parties.

Article 11: Validity Period

This agreement is valid from April 30, 2022, until April 30, 2032. This agreement shall come into effect upon being signed and sealed by both Party A and Party B.

Party A (Seller): Fujian Aoxuanlaisi Biotechnology Co., Ltd.

/s/ Fujian Aoxuanlaisi Biotechnology Co., Ltd.

Party B (Buyer): Top Wealth Group (International) Limited

/s/ Top Wealth Group (International) Limited

30th April 2022